UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

June 9, 2008
Date of Report

June 5, 2008
(Date of Earliest Event Reported)

AMERIWEST ENERGY CORP.

(Exact name of Registrant as Specified in its Charter)

123 West 1st Ave., Suite 215,
Casper, WY 82601
(Address of Principal Executive Offices)

Tel: (307) 266-4409
(Registrant's Telephone Number)

Nevada	333-122449	98-0359930
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS, PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) Mr. Walter Merschat resigned as Acting Chief Financial Officer of Ameriwest Energy Corp. (the “Company”) effective June 5, 2008. Mr. Merschat will remain as President, Secretary and Chairman of the Board of Directors of the Company.

(c) On June 5, 2008, the Company employed Joseph J. McQuade to serve as the Company's Chief Financial Officer. The material terms of the employment agreement with Mr. McQuade is outlined below in subparagraph (e).

Mr. McQuade has participated in the oil and gas industry in various finance, accounting and managerial roles for over 35 years. From 1981 through 1998, he served as Vice President of Finance, President or Chairman of the Board of Hawk Industries, Inc., a public oil and gas exploration company with properties in Wyoming, Utah, Colorado, Montana, New Mexico and Oklahoma. From 1998 to 2002, Mr. McQuade served as President and CEO of Allagesh Oil Company, a group of oil and gas royalty partnerships. Most recently from 2003 to the 2007, he served as Chief Financial Officer of Woodworker’s Supply, Inc. Mr. McQuade holds a Bachelor of Science degree from Brigham Young University and a Masters in Business Administration from the University of Wyoming. Additionally, he is a member of the American Institute of Certified Public Accountants and Wyoming Society of Certified Public Accountants.

Mr. McQuade has not previously held any positions with the Company. There have been no related party transactions between Mr. McQuade and the Company. During the last fiscal year Mr. McQuade has not been a party to any transaction or proposed transaction, to which the Company is or was to be a party, in which Mr. McQuade would have a direct or indirect material interest. Mr. McQuade has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

(e) On June 5, 2008, the Company entered into an employment agreement with Joseph J. McQuade employing him as the Chief Financial Officer of the Company (the “Employment Agreement”). His employment is at-will and commenced on June 5, 2008.

Mr. McQuade shall serve as the Company’s Chief Financial Officer under the direction of the Company’s Chief Executive Officer. Under the terms of the Employment Agreement, as compensation, Mr. McQuade shall receive a monthly base salary of $7,500. Furthermore, upon completion and approval of a new equity incentive plan, Mr. McQuade will be granted a three year stock option to acquire up to 500,000 shares of the Company’s common stock, subject to the conditions therein.

The Employment Agreement may be terminated at any time for any reason whatsoever. If Mr. McQuade is terminated by the Company for cause, Mr. McQuade shall be entitled to all accrued but unpaid portion of base salary and vacation time accrued through the date of notice of termination. In the event Mr. McQuade is terminated for any reason other than cause, the Company shall pay Mr. McQuade as liquidated damages and in lieu of any and all other claims, two months of base salary, excluding any amounts for benefits.

For additional information, please see the Employment Agreement and press release attached as Exhibits 10.1 and 99, respectively.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

SECTION 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit Description

10.1	Employment Agreement
99	Press release dated June 6, 2008, titled “Ameriwest Appoints Chief Financial Officer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIWEST ENERGY CORP.

By:	/s/ Walter Merschat
Walter Merschat, President

Dated: June 9, 2008